UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2012 (July 13, 2012)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 13, 2012, Pebblebrook Hotel Trust (the “Company”), as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Borrower”), and certain indirect subsidiaries of the Company entered into a $300 million unsecured credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and book runner, US Bank National Association, as syndication agent, and Raymond James Bank, FSB, Regions Bank, Wells Fargo Bank, Citibank, N.A., PNC Bank, N.A., Royal Bank of Canada and Capital One, N.A., as lenders (collectively, the “ Lenders”), to amend and restate in its entirety that certain credit agreement dated as of June 3, 2011 among the Company, the Borrower, certain of the Lenders and others (the “Original Credit Agreement”). Pursuant to the Credit Agreement, the Company and certain indirect subsidiaries of the Company guarantee to the Lenders all of the obligations of the Borrower and each other guarantor under the Credit Agreement, any notes and the other loan documents, including any obligations under hedging arrangements. From time to time, the Borrower may be required to cause additional subsidiaries to become guarantors under the Credit Agreement.
The Credit Agreement amended the Original Credit Agreement to, among other changes, increase the borrowing capacity, lengthen the term, reduce the rates and add a term loan feature. The Credit Agreement provides a $300 million borrowing capacity, composed of a $200 million unsecured revolving credit facility, which matures in July 2016, and a $100 million unsecured term loan, which, if drawn by the Company, will mature in July 2017. Subject to certain terms and conditions set forth in the Credit Agreement, the Credit Agreement also includes an accordion option that allows the Company to request additional lender commitments up to a total of $600 million and to extend the maturity date of the revolving credit facility by one additional year.
Subject also to financial covenants and other restrictions referenced below, availability under the Credit Agreement is based in part on (i) the aggregate commitments of all the Lenders and (ii) a ratio of net operating income from qualifying unencumbered borrowing base properties (subject to certain limitations and other deductions) to the annual debt service on all of the Company's and its subsidiaries' unsecured indebtedness assuming a 25-year amortization schedule and an interest rate equal to the greater of (x) 6.5% and (y) the ten-year Treasury Constant Maturities rate plus 2.5%. As of July 18, 2012, the Company expects eleven properties to become unencumbered borrowing base properties under the Credit Agreement: Sir Francis Drake, Grand Hotel Minneapolis, Sheraton Delfina, Westin Gaslamp Quarter, Hotel Monaco Seattle, Mondrian Los Angeles, Viceroy Miami, W Boston, Hotel Milano, Vintage Plaza Portland and Vintage Park Seattle. Those properties will be deemed to have been approved by each Lender as unencumbered borrowing base properties under the Credit Agreement unless such Lender objects on or before August 6, 2012. As a result, there can be no assurance as to whether all those properties will be approved as unencumbered borrowing base properties.
The Credit Agreement provides for revolving credit loans to the Company. All borrowings under the $200 million revolving credit facility (except swingline loans) will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company's leverage ratio or (ii) the Base Rate (which is defined as the greater of the rate of interest as publicly announced from time to time by Bank of America, N.A. as its prime rate and the Federal Funds rate plus 0.50%) plus a margin that is based on the Company's leverage ratio. The Credit Agreement also permits the issuance of letters of credit and provides for swingline loans. Letters of credit will bear interest at a rate equal to balances on the revolving credit facility. Swingline loans will bear interest at a rate equal to the Base Rate plus a margin that is based on the Company's leverage ratio. The margins for revolving credit facility loans (other than swingline loans) range in amount from 1.75% to 2.50% for LIBOR-based loans and 0.75% to 1.50% for Base Rate-based loans and swingline loans, depending on the Company's leverage ratio.
In addition to the $200 million unsecured revolving credit facility, the Credit Agreement also provides for a $100 million unsecured term loan. The Credit Agreement provides a 30-day delayed draw feature for the term loan, which, if drawn, will have a five-year term maturing in July 2017. Any borrowing under the term loan will bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus a margin that is based upon the Company's leverage ratio or (ii) the Base Rate plus a margin that is based on the Company's leverage ratio. The margin for a term loan, if entered into by the Company, will depend on the Company's leverage ratio. The Company has not yet utilized this new $100 million term loan, but it anticipates that it will do so within the next 30 days, however, there can be no assurance that the Company will utilize the term loan within that time period or at all.
As of July 18, 2012, the Company had no borrowings outstanding under either the $200 million revolving credit facility or the $100 million unsecured term loan.
The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type, including a maximum leverage ratio, a minimum fixed charge coverage ratio and minimum net worth financial covenants, limitations on liens, incurrence of debt, investments, mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the credit facility and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, cross-defaults and guarantor defaults. The occurrence of an event of default under the Credit Agreement could result in all loans and other obligations becoming immediately due and payable and the credit facility being terminated and allow the Lenders to exercise all rights and remedies available to them with respect to the collateral.
Several of the Lenders and their affiliates have provided, and they and other Lenders and their affiliates may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for the Company from time to time for which they have received, and may in the future receive, customary fees and expenses.
The foregoing description of the Credit Agreement is not complete. A copy of the Credit Agreement will be filed with the Securities and Exchange Commission as an exhibit to a subsequent report of the Company.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On July 16, 2012, the Company issued a press release announcing that it had entered into a $300 million senior unsecured credit facility. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release announcing the $300 million senior unsecured credit facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

July 18, 2012	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing the $300 million senior unsecured credit facility.